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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): June 30, 1998
                                                           -------------


                             WILLIAMS CONTROLS, INC.
                             -----------------------

               (Exact name of Company as specified in its charter)


         Delaware                    0-18083                      84-1099587
         --------                    -------                      ----------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)              File No.)                Identification No.)


                   14100 S.W. 72ND Avenue, Portland, OR 97224
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                                 (503) 684-8600
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5.   Other Events.

     On June 30, 1998, Williams Controls, Inc. (the "Registrant") restructured its credit facility with Wells Fargo Bank, National Association to remove Ajay Sports, Inc. and its subsidiaries ("Ajay") as borrowers under the credit facility. The credit facility as restructured provides for a maximum borrowing capacity of approximately $22.3 million, consisting of a revolving credit facility of up to $16.5 million, a $3.1 million term loan and a $2.7 real estate loan. Under the restructured facility, all joint and several liability, cross collateral agreements and guarantees of the Registrant with respect to the portion of the Wells Fargo credit facility allocable to Ajay prior to the restructuring have been terminated.

     In connection with the restructuring of the Wells Fargo bank credit facility, the Registrant entered into an agreement with Ajay under which the Registrant has agreed to make certain additional advances to Ajay of $1 million. These additional advances when combined with certain liabilities assumed from Ajay by the Registrant and potential additional payments to a bank on Ajay's behalf, if required to be made, could result in Ajay owing the Registrant up to approximately $8.65 million. On June 30, 1998, the Registrant converted $5 million of this debt into 6,000,000 shares of a newly created series of preferred stock of Ajay, the Series D Cumulative Convertible Non-Voting Preferred Stock, and accepted a secured promissory note for the unconverted portion of the debt. The note is secured by a lien on Ajay's assets which is junior to the lien held by Ajay's bank lenders. The Registrant continues to own approximately 17.7% of the outstanding common stock of Ajay and holds options to purchase an additional 11.1 million shares. In addition, the Registrant continues to have rights to joint manufacturing facilities in Wisconsin and Mexico, which were negotiated in 1994.

     These transactions are the result of the Registrant's efforts to refocus on the Registrant's core transportation-related businesses and follows the sale of its unprofitable Kenco subsidiary earlier in this fiscal year.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

          10.1 First Amendment, dated June 30, 1998, to Credit Agreement entered into as of July 11, 1997, by and among the Registrant and its subsidiaries and Wells Fargo Bank, National Association.

          10.2 Replacement Term Loan Promissory Note, dated June 30, 1998, made by Registrant payable to Wells Fargo Bank.

          10.3 Agreement, dated June 30, 1998, by and among the Registrant and Ajay Sports, Inc. and its subsidiaries ("Ajay").

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          10.4 Secured  Promissory Note dated June 30, 1998 made by Ajay payable to the Registrant.

          10.5 Certificate of Designations of Rights and Preferences of the Ajay Series D Cumulative Convertible Non-Voting Preferred Stock owned by the Registrant.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                             WILLIAMS CONTROLS, INC.



Dated: July 15, 1998                         By /s/ Gerard A. Herlihy
                                               --------------------------------
                                               Gerard A. Herlihy,
                                               Chief Financial Officer and
                                               Chief Administrative Officer

                                             By /s/ William N. Holmes
                                               --------------------------------
                                               William N. Holmes,
                                               Corporate Controller and
                                               Principal Accounting Officer










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